UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

JONES SODA CO.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

☐Fee paid previously with preliminary materials:

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 - ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
REPORT OF AUDIT COMMITTEE
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)
SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING
HOUSEHOLDING OF PROXIES
INTERNET VOTING
OTHER BUSINESS

66 S. Hanford St., Suite 150 Seattle, WA 98134	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 14, 2020

2:00 p.m.

To Jones Soda Co. Shareholders:

Notice is hereby given that the 2020 Annual Meeting of Shareholders of Jones Soda Co., a Washington corporation (the “Company”), will be held at 2:00 p.m. local time on Thursday, May 14, 2020 (the “Annual Meeting”).  The Annual Meeting will be an entirely virtual meeting.  That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2020.  We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location, and to support the health and well-being of our employees and shareholders due to the public health impact of the coronavirus outbreak (COVID-19).  Only shareholders who owned stock at the close of business on the record date, March 18, 2020, are entitled to receive notice and to vote at the Annual Meeting, or any adjournments of the Annual Meeting that may take place. At the Annual Meeting, we will ask you to:

1.  elect five directors nominated by our Board of Directors;

2.  ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2020;

3.  approve, by non-binding vote, the compensation paid to the Company’s Named Executive Officers; and

4.  transact such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY NOMINATED DIRECTORS DESCRIBED IN THE PROXY STATEMENT, “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Each of these items of business is more fully described in the Proxy Statement.

Internet Availability of Proxy Materials – In accordance with applicable Securities and Exchange Commission rules, we are making our proxy materials, including the Proxy Statement and the related proxy as well as our annual report to security holders (which is not a part of our proxy solicitation materials), available over the Internet at https://www.jonessoda.com/pages/sec.  Please read the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held by Virtual Meeting on May 14, 2020 (the “Notice of Internet Availability”) and Proxy Statement for more information on this alternative, which we believe will allow us to provide shareholders with the information they need while lowering the costs of delivering the Proxy Statement and related materials and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

Eric Chastain
Chief Operating Officer and Corporate Secretary

Seattle, Washington

March 30, 2020

Please note that in order to attend and vote at the Annual Meeting via live webcast, shareholders will need to access the website at www.virtualshareholdermeeting.com/JSDA2020 and input the unique 16-digit control number assigned to such shareholder, as set forth on the shareholder’s proxy card or the Notice of Internet Availability.

IMPORTANT

We urge you to vote by telephone, by internet or by marking your vote on the proxy card, signing and dating the proxy card, and returning it to us in the envelope provided at your earliest convenience.  Your vote will ensure the presence of a quorum at the Annual Meeting and will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is provided for that purpose. Sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option as described in the Proxy Statement. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.

66 S. Hanford St., Suite 150

Seattle, WA 98134

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jones Soda Co., a Washington corporation (the “Company”), to be voted at the 2020 Annual Meeting of Shareholders, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at 2:00 p.m. (local time) on Thursday, May 14, 2020. The Annual Meeting will be an entirely virtual meeting.  That means you can attend the Annual Meeting online via a live webcast on the Internet, vote your shares electronically and submit questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2020. The matters for consideration at the Annual Meeting are as set forth in the accompanying Notice of Annual Meeting of Shareholders.

We intend to mail the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held by Virtual Meeting on May 14, 2020 (the “Notice of Internet Availability”) on or about April 3, 2020, to all shareholders entitled to vote at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), including financial statements (which is not a part of our proxy solicitation materials). The Notice of Internet Availability also contains a unique 16-digit control number for each shareholder, to enable such shareholder to attend and vote at the virtual webcast of the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2020

The Proxy Statement and the 2019 Annual Report are available at:

http://www.jonessoda.com/pages/sec

YOUR VOTE IS VERY IMPORTANT. We urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote:

1.  By Internet: go to www.proxyvote.com;

2.  By toll-free telephone: call 1-800-690-6903; or

3.  By mail: mark, sign, date and promptly mail the proxy card in the postage-paid envelope provided.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

Beneficial Shareholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Virtual Meeting

This year’s Annual Meeting will be an entirely virtual meeting of shareholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on March 18, 2020 or if you hold a valid proxy for the Annual Meeting.

You will be able to participate in the Annual Meeting online, submit your questions and vote your shares electronically during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/JSDA2020.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the Notice of Internet Availability.

The Annual Meeting webcast will begin promptly at 2:00 p.m. (Pacific Daylight Time) on Thursday, May 14, 2020. Online access will begin at 1:45 p.m. (Pacific Daylight Time), and we encourage you to access the Annual Meeting prior to the start time.  You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the Annual Meeting, members of our executive leadership team will be available to answer any questions you may have.

We will have technicians ready to assist you with any technical difficulties you may encounter accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Voting and Outstanding Shares

Only holders of record of our common stock at the close of business on March 18, 2020 are entitled to notice and to vote at the Annual Meeting. There were 61,667,668 shares of common stock issued and outstanding on that date. Shareholders are entitled to one vote for each share of common stock held on each matter to be voted upon at the Annual Meeting. If your shares are represented by a completed and signed proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with the recommendations of the Board of Directors.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the provided proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been revoked or withdrawn, notwithstanding that they may have been voted on the same or any other matter at a previous meeting.

Quorum; Approval Requirements

Under our Amended and Restated Bylaws, the presence at the Annual Meeting, in person (virtually) or by proxy, of holders of record of at least 33 1/3 % of the outstanding shares of common stock constitutes a quorum at the Annual Meeting.

For Proposal 1, Election of Directors, directors are elected by a plurality of votes. Accordingly, the five nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected to the Board of Directors.

For Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, this matter will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

For Proposal 3, Advisory Vote on Compensation Paid to our Named Executive Officers (the “Say on Pay” Proposal), this matter will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Broadridge Financial Solutions, Inc., our registrar and transfer agent, will act as Inspector of Elections at the Annual Meeting and, in that capacity, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will have no impact on the votes relating to any of the proposals because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals. However, abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “abstain” box on the proxy, or when a shareholder present at the Annual Meeting does not cast a ballot. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. However, brokers may exercise discretion to vote shares as to which instructions are not given with respect to Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to Proposal 1, Election of Directors, or Proposal 3, the Say on Pay Proposal.

Solicitation of Proxies

Our Board of Directors is soliciting proxies pursuant to this Proxy Statement.  Our Chief Executive Officer (“CEO”) and our Chairman of the Board of Directors are each named as proxies on the proxy card. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice of Internet Availability and if requested, this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of the Notice of Internet Availability will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the Notice of Internet Availability to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees, none of whom will be paid any additional compensation for such services.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five directors, all of which are standing for re-election. Each director elected at the Annual Meeting will hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Directors are elected by a plurality of the shares voted at the Annual Meeting.

Recent Changes in the Composition of the Board of Directors

On March 25, 2019, Richard Cautero informed the Company that he would not be standing for re-election at the 2019 annual meeting of shareholders and that he would resign from the Board of Directors effective May 9, 2019 due to personal reasons and time considerations. On June 14, 2019, Christopher Beach informed the Company that he was resigning from the Board of Directors effective immediately due to personal reasons and time considerations. On August 5, 2019, Vanessa Walker informed the Company that she was resigning from the Board of Directors effective immediately due to personal reasons and time considerations. On August 6, 2019, Ray Silcock announced that he would resign from the Board of Directors effective as of August 12, 2019 due to personal reasons and time considerations.  None of these resignations was the result of any disagreement between the respective director and the Company, its management, Board of Directors or any committee of the Board of Directors, or with respect to any matter relating to the Company’s operations, policies or practices.

On August 6, 2019, upon the recommendation of the Nominating Committee of the Board of Directors and in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), each of Paul Norman and Clive Sirkin were appointed to fill two existing vacancies on the Board of Directors.  This appointment was made pursuant to and in accordance with Section 2 of that certain Investor Rights Agreement dated July 11, 2019 (the “IRA”) entered into by the Company, Heavenly RX Ltd. (“Heavenly RX”) and certain of the Company’s shareholders, as described below in more detail under “Transactions with Related Persons.” Each of Messrs. Norman and Sirkin are “Investor Designees” of Heavenly RX, as defined in the IRA.   In addition, pursuant to the terms of the Note Purchase Agreement dated as of March 23, 2018 among the Company and the purchasers of the Convertible Notes (as defined below) (the “Note Purchase Agreement”), the Company is required to nominate for election to the Board of Directors two directors designated by Manatuck Hill Partners, LLC (“MHP”), one of the purchasers of a Convertible Note.  Currently, MHP has not designated any directors to be elected to the Board of Directors.

Our Bylaws currently authorize seven directors.  Two seats currently remain vacant. Subject to the rights of MHP under the Note Purchase Agreement, the Nominating Committee and the Board of Directors have decided to leave the open director positions vacant at this time until qualified candidates have been identified.

Unless otherwise directed, the persons named as proxies in the provided proxy card will vote the proxies received by them for the five nominees named below. In the event that any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of another person nominated by the Nominating Committee. As there are five nominees, proxies may be voted for up to five persons.

The Board of Directors recommends a vote “FOR” each of the persons nominated by the Board of Directors.

Nominees

Set forth below is biographical information for each of the five nominees as director, each of whom currently serves on our Board of Directors.

Name	Position / Background	Age	Director Since
Jeffrey D. Anderson

Mr. Anderson has over 37 years of consumer products experience working for public and private companies in senior management positions. Mr. Anderson currently serves as a Board member and Senior VP at Harbor Wholesale Foods, a large Pacific Northwest food service distributor that supplies retailer outlets such as Subway and Taco Time and also services hundreds of convenience stores and quick serve retailers. He has served as a CEO for 20 years and owned his own company for which he successfully grew the sales and profits before selling.  Mr. Anderson received a Bachelor of Business Administration and Master degree from the University of Iowa. Mr. Anderson has also had considerable M&A experience with over 40 acquisitions and divestitures throughout his career. We believe Mr. Anderson is qualified to serve on our Board of Directors because of his management expertise and experience in the food industry.

		72	August 2017
Jennifer L. Cue

Ms. Cue was appointed as our President and CEO effective June 27, 2012 after joining the Board of Directors in April 2012. Ms. Cue served as our Interim Chief Financial Officer from September 2011 to December 2011, and has served as our Acting Principal Financial Officer since March 2019. She previously served in many roles with the Company, including as Chief Financial Officer and Corporate Secretary from 1997 to 2005, as Chief Operating Officer from 2002 to 2005, and as Vice President, Corporate and Financial Development from 1995 to 1997. She also previously served as a member of the Board of Directors from 1995 to 2005. During her time away from the Company from 2005 to 2011, Ms. Cue focused on strategic business consulting, private investment initiatives and financial advising. Ms. Cue holds an MBA from McGill University in Montreal and a Bachelor of Commerce from the University of British Columbia in Vancouver, British Columbia. Ms. Cue is also a Chartered Financial Analyst. We believe Ms. Cue is qualified to serve on our Board of Directors because she brings first-hand knowledge of the Company's day-to-day operations as well as an understanding of the operational, financial and strategic issues facing our Company.

		56	April 2012

Michael M. Fleming

Mr. Fleming is Chairman of our Board of Directors.  Mr. Fleming is an attorney with the law firm Ryan, Swanson & Cleveland, PLLC specializing in real estate, dispute resolution, securities and environmental matters, a position he has held since January 2014.  Mr. Fleming previously was an attorney with the law firm of Lane Powell PC from 2000 to 2013. Mr. Fleming served on the Board of Directors of Eastside Distilling, a spirits company, were he was a member of the Audit, Compensation and Nominating Committees, from August 2016 to August 2019. Mr. Fleming also served on the Board of Directors of S&W Seed Co., an agricultural products company, where he served as Chairman of the Audit and Compensation Committees from 2008 to 2017. Mr. Fleming has served on the Board of Directors of Big Brothers and Big Sisters of Puget Sound since 2002 and was Chairman of the Board of Directors for 2008-2009. He has also been the President and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, Washington, since 1988. Since 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law. We believe Mr. Fleming is qualified to serve on our Board of Directors because his experience as President and owner of two businesses, his experience as a director of other public companies as well as his legal background contribute legal expertise in matters of business and securities law.

	71	April 1997
Paul Norman

Since June 2019, Paul Norman has been chairman and CEO of Heavenly RX, where he is focused on developing a long-term strategic direction and growing the company’s brand portfolio. Previously, Mr. Norman spent over 30 years at the Kellogg Company, a multinational food manufacturing company, and most recently served as President of the company’s North American operations from April 2015 to April 2018. During his multi-decade career at Kellogg, Norman led various transformation efforts through strategic portfolio innovation and management that resulted in long-term, profitable growth. Mr. Norman holds a bachelor’s degree in French studies from the University of Portsmouth, and previously was a Board member for the Grocery Manufacturers Association, where he served on the executive committee. We believe Mr. Norman is qualified to serve on our Board of Directors because of his branding, business strategy and marketing expertise and experience in the food industry.  Mr. Norman is an “Investor Designee” of Heavenly RX, as defined in the IRA, and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement.

	55	August 2019

Clive Sirkin

Mr. Sirkin is a seasoned marketing executive who has held various executive roles in large multinational consumer packaged goods (CPG) companies. He was most recently the Chief Growth Officer for the Kellogg Company from January 2016 through February 2019. In this capacity he was a member of the company's Executive Committee and was responsible for R&D, innovation, sales, marketing, research and analytics and setting the category strategy for the company. Prior to Kellogg, Clive served as the Chief Marketing Officer of Kimberly-Clark from March 2012 to November 2015, overseeing all marketing across their B2B and B2C divisions. This followed a 16+ year career in advertising at Leo Burnett, where he served in various leadership capacities across multiple geographies culminating in being named Group Managing Director with responsibility for setting the global business strategy for the group. He served on the Global Executive Committee and the Board of the company. Mr. Sirkin currently serves on the Boards of Screendragon ltd., Fyllo tech, UCAN and 70 Faces Media. He holds a B. Comm. degree from the University of Witwatersrand in South Africa. We believe Mr. Sirkin is qualified to serve on our Board of Directors because of his marketing expertise and experience in the food industry. Mr. Sirkin is an “Investor Designee” of Heavenly RX, as defined in the IRA, and was appointed to the Board of Directors in accordance with the terms and conditions of such agreement.

	56	August 2019

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has determined that four of our five current directors are “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market (“NASDAQ”): Messrs. Anderson, Fleming, Norman and Sirkin. In making its independence determinations, the Board of Directors considered all relationships between any of the directors and the Company.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors selects the Chairman by consensus. Mr. Fleming currently serves as the Chairman of the Board. The Board of Directors does not have a specific policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate, or if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors. Currently, these roles are separate and the Chairman is a non-employee director. The Board of Directors believes that it should have discretion to determine the most appropriate leadership structure within the Board of Directors from time to time.

The Board of Directors believes having an independent Chairman of the Board is the appropriate leadership structure for the Board of Directors at this particular time. The Board of Directors believes this structure ensures a greater role for the independent directors in the oversight of the Company, as well as their active participation in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board of Directors also believes its administration of risk oversight, as discussed below, has not affected the Board's leadership structure.

The Board of Directors oversees the Company’s risk management process, while executive management oversees and manages risk on a day-to-day operational basis. The Board of Directors receives regular reports from executive management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. While the Board of Directors is ultimately responsible for risk oversight, each of the committees of the Board of Directors assists in fulfilling these oversight responsibilities. The Audit Committee oversees management of financial risks by identifying key areas of risk for the Company, reviewing management's policies, programs and policies to deal with risk, identifying members of management whose responsibility it is to manage risks and receiving reports from such persons. The Compensation Committee is responsible for overseeing the management of risks relating to corporate governance and the compensation of executives, employees and non-employee directors. The Nominating Committee manages risks associated with Board composition, including the independence of Board members. The Chair of the relevant Board committee reports on its discussions to the full Board of Directors, enabling the Board of Directors and its committees to coordinate the risk oversight roles.

Board Attendance

During 2019, the Board of Directors held twelve meetings. Each director was in attendance at more than 75% of the meetings held of the Board of Directors and any committees on which he or she served during his or her tenure as a director in 2019. At each Board meeting, non-employee directors have the opportunity to, and regularly do, meet in executive session without members of management present.

We do not have a formal policy requiring director attendance at our annual meeting of shareholders; however, all directors are encouraged to attend. At the 2019 annual meeting of shareholders, two of our directors were in attendance.

Board Meetings and Committees

Our Board of Directors has an Audit Committee, a Compensation and Governance Committee (the “Compensation Committee”) and a Nominating Committee. The membership of each committee as of March 18,  2020 is indicated below:

Director	Audit	Compensation and Governance	Nominating
Jeff Anderson	Chair	Chair	X
Clive Sirkin	X		X
Michael M. Fleming	X	X	Chair
Paul Norman		X

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices, and any related party transactions. Among its responsibilities, the Audit Committee: is responsible for selecting, retaining or replacing our independent auditors; reviews the scope, fees and result of their audit; reviews the independence of the auditors; reviews and approves any non-audit services and related fees; is informed of their significant audit findings and management's responses; reviews the adequacy of the Company’s accounting and financial personnel; reviews the Company’s financial reporting processes and internal controls over financial reporting and disclosure controls and procedures; and oversees legal and regulatory compliance matters, including reviewing  and approving all significant related party transactions and potential conflict of interest situations. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee also periodically reviews, in consultation with the Compensation Committee, the Company’s Code of Conduct and Code of Ethics, and establishes and reviews (a) procedures for receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on a periodic basis, and by the Board of Directors as appropriate.  A current copy of the charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

During 2019, the Audit Committee initially consisted of Messrs. Beach, Cautero and Silcock. Mr. Anderson was appointed to the committee on May 9, 2019 to replace Mr. Cautero upon his resignation from the Board. Mr. Beach subsequently resigned from the Board effective June 14, 2019, and Mr. Silcock resigned from the Board effective August 12, 2019, at which time Mr. Fleming was appointed to the committee. On September 24, 2019, Mr. Sirkin was appointed to the committee, and the Audit Committee was thereafter comprised of Messrs. Anderson (Chair), Fleming and Sirkin.

The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules.

Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board of Directors has designated Mr. Anderson as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Anderson possesses the requisite “financial sophistication” under applicable NASDAQ rules.  The Audit Committee held four meetings in 2019.

Compensation and Governance Committee

During 2019, the Compensation Committee initially consisted of Messrs. Fleming (Chair), Anderson and Silcock. Mr. Silcock resigned from the Board of Directors and the Compensation Committee in August 2019. Mr. Norman was appointed to the committee on September 24, 2019. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” and “non-employee” director under applicable NASDAQ and SEC rules and qualifies as an “outside director” pursuant to the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee makes recommendations to the Board of Directors regarding the Company’s general compensation policies as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held three meetings during 2019.

The Compensation Committee has a number of functions and responsibilities as delineated in its written charter, which is reviewed by the committee on an annual basis, and by the Board of Directors as appropriate. A current copy of the Compensation Committee charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The primary functions of the Compensation Committee are to (i) assist the Board of Directors with its responsibilities relating to compensation of the Company's CEO and other executives, employees and directors who are not employees of the Company, (ii) advise the Board of Directors in connection with the Company’s retirement, welfare and other benefit plans, and (iii) develop, update, as necessary, and recommend to the Board of Directors corporate governance principles and policies applicable to the Company, and monitor compliance with such principles and policies. The Compensation Committee, when appropriate, may delegate authority to subcommittees and may delegate authority to one or more designated members of the committee, the Board of Directors or Company officers. Additionally, the Compensation Committee, in its sole discretion, may retain compensation consultants, independent counsel, accounting and other professionals without seeking approval of the Board of Directors with respect to the selection, fees or retention terms for these advisors. The Compensation Committee did not retain a compensation consultant in 2019.

Under its charter, the Compensation Committee establishes and annually reviews policies regarding executive compensation. With respect to our CEO, the Compensation Committee solicits input from the full Board of Directors and, based on that input, develops corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and recommends to the Board of Directors the CEO’s compensation based on this evaluation and other relevant information. For other executive officers, the CEO provides the Compensation Committee a performance assessment and recommendation regarding performance goals and compensation. The Compensation Committee reviews this information and the recommendations, as well as other relevant information, and recommends the compensation of these officers on an annual basis to the Board of Directors for approval. With respect to equity grants, the Compensation Committee has the authority, without Board of Director approval, to approve all equity awards to employees and executive officers, although the Company’s general practice is to obtain Board approval of equity awards.

The CEO reports to the Compensation Committee periodically on the results of the evaluations of our executive officers (other than the CEO). In addition to the CEO’s involvement in setting individual performance goals, conducting evaluations and making compensation recommendations for other executive officers, our management team plays an active role in updating the Compensation Committee on the trends and challenges of hiring, retaining and competing for talent. The management team periodically suggests alternative forms of compensation or compensation strategies to assist the Compensation Committee in recommending to the Board of Directors compensation packages that will enable us to attract and retain key talent.

Under its charter, the Compensation Committee also reviews director compensation practices, including analysis of our practice in comparison to other companies, and recommends to the Board of Directors revisions to our director compensation program. In addition, the Compensation Committee develops, periodically reviews and recommends to the Board of Directors director and executive stock ownership guidelines, and provides oversight and recommendations to the Board of

Directors regarding our tax-qualified and nonqualified benefit plans.  In addition, the Compensation Committee develops and recommends to the Board of Directors procedures for selection of the Chairperson of the Board, and helps develop an annual meeting calendar for the Board of Directors.  The Compensation Committee recommends to the Board of Directors, as appropriate, the number, type, functions and structure and independence of the committees of the Board of Directors, and helps determine procedures for selection of the CEO and assists with the development and maintenance of a succession plan.  The Compensation Committee also periodically reviews, in consultation with the Audit Committee, the Company’s Code of Conduct and Code of Ethics, and consults with and supports the Audit Committee with respect to the establishment of (a) procedures for receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  The Compensation Committee also develops, reviews and recommends such other corporate governance policies and principles as it deems appropriate.

Nominating Committee

During 2019, the Nominating Committee initially consisted of Messrs. Beach (Chair), Cautero and Fleming, until Mr. Anderson was appointed to the committee on May 9, 2019, replacing Mr. Cautero. Mr. Beach resigned from the Board of Directors effective June 14, 2019, and Mr. Sirkin was subsequently appointed to the committee on September 24, 2019, and the Nominating Committee was thereafter comprised of Messrs. Fleming (Chair), Anderson and Sirkin. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable NASDAQ rules. The Nominating Committee held two meetings during 2019.

The Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on an annual basis, and by the Board of Directors as appropriate. A current copy of the Nominating Committee charter is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.”

The primary functions of the Nominating Committee are to identify individuals qualified to become members of the Board of Directors and to approve and recommend to the Board of Directors director candidates for election to the Board of Directors, including the development of policies and procedures to assist in the performance of these responsibilities.  In the event there is a vacancy on the Board of Directors, the Chair of the Nominating Committee will initiate the effort to identify appropriate director candidates.

The Nominating Committee also periodically reviews with the Board of Directors the appropriate size of the Board of Directors, any appropriate restrictions on Board service, such as term limits and retirement policy, recommends standards regarding the Company’s definition of “independence,” establishes performance criteria/expectations for director performance, and oversees the criteria and method for evaluating the effectiveness of the Board of Directors.

Director Nomination Process

As noted above, the Board of Directors has determined that director nomination responsibilities should be overseen by the Nominating Committee.  One of the Nominating Committee’s goals is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience.  The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has adopted, the Director Selection Guidelines set out in Exhibit A to the Nominating Committee charter, a copy of which is available on our website at www.jonessoda.com under the Investor Relations tab under the heading “Corporate Governance.” In accordance with the Director Selection Guidelines, the Nominating Committee and the Board of Directors, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board nomination: personal and professional ethics; training, experience and ability in making and overseeing policy in business; commitment to fulfilling the duties of the Board of Directors; commitment to understanding the Company’s business; commitment to engaging in activities in the best interests of the Company; independence; diversity; industry knowledge and contacts; financial or accounting expertise; leadership qualities; public company board of director and committee experience; and other relevant qualifications. The Nominating Committee does not have a formal policy with respect to diversity; however, the Nominating Committee and the Board of Directors believe it essential to have directors representing diverse viewpoints. Accordingly, diversity is one factor considered by the Nominating Committee in evaluating overall Board of Directors composition and evaluating appropriate director candidates. We believe our current directors bring strong diversity of experiences to the Board of Directors as leaders in business, finance and legal affairs. Under the oversight of the Nominating Committee, the Board of Directors periodically reviews the composition of the Board of Directors and assesses the characteristics and critical skills required of prospective director candidates.

Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the Nominating Committee, there are no stated minimum criteria, qualities or skills for director nominees. The Nominating Committee may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board of Directors serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable NASDAQ rules.

The Nominating Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. The Nominating Committee also takes into account an incumbent director’s performance as a Board member. If any member of the Board of Directors does not wish to continue in service, if the Nominating Committee decides not to re-nominate a member for reelection, if the Board of Directors decided to fill a director position that is currently vacant or if the Board of Directors decides to recommend that the size of the Board of Directors be increased, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described above. Potential director candidates are referred to the Chair of the Nominating Committee for consideration by the Nominating Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating Committee, the Nominating Committee will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist in the identification of director candidates.  Upon the Nominating Committee’s recommendations, the Board of Directors recommends the director nominees to the shareholders for election.

The Nominating Committee will consider candidates recommended by shareholders in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chair of the Nominating Committee, c/o the Corporate Secretary of the Company, providing the candidate's name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2021 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary of the Company in the manner described below under the heading “Shareholder Proposals For 2021 Annual Meeting.”

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of Jones Soda Co., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example where it is a request for information about Jones Soda Co. or it is a stock related matter; or
•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose other than appropriate security inspections.

Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 18, 2020 certain information regarding the beneficial ownership of our outstanding common stock by the following persons or groups:

•	each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
•	the Named Executive Officers identified in the Summary Compensation Table below;
•	each of our directors and director nominees; and
•	all of our directors and executive officers as a group.

As of March 18, 2020 there were 61,667,668 shares of common stock issued and outstanding. Unless otherwise indicated, each person's address is c/o Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134.

Beneficial ownership is determined in accordance with SEC rules and includes shares over which the indicated beneficial owner exercises voting and/or investment power.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 18, 2020 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated and subject to community property laws where applicable, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

	Beneficial Ownership of Common Stock (1)
Name and Address of Beneficial Owner	No. of Shares	Securities Currently Exercisable or Within 60 Days	Total Beneficial Ownership	Percent of Total
5% Owners
Heavenly Rx Ltd. (2)	18,852,879	15,000,000	33,852,879	44.2%
Executive Officers and Directors
Jennifer L. Cue, President, Chief Executive Officer, and Director (3)	2,406,360	719,795	3,126,155	5.0%
Eric Chastain, Chief Operating Officer and Corporate Secretary (4)	10,500	387,971	398,471	*
Jeff Anderson, Director	100,301	39,583	139,884	*
Clive Sirkin, Director	193,809	—	193,809	*
Michael M. Fleming, Director(5)	110,368	340,000	450,368	*
Paul Norman, Director	—	—	—	*
All current directors and executive officers as a group (6 persons)	2,821,338	1,487,349	4,308,687	6.8%

* Less than one percent
(1) The table is based upon information supplied by such principal shareholders, executive officers and directors.

(2) According to a Schedule 13D filed on July 19, 2019 by Heavenly RX, it may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) 33,852,879 shares of Common Stock comprised of (a) 15,000,000 shares of common stock purchased by Heavenly RX on July 11, 2019; (b) 15,000,000 shares of common stock underlying a Warrant purchased by Heavenly RX on July 11, 2019 (which is immediately exercisable); and (c) 3,852,879 shares of common stock that Heavenly RX may be deemed to beneficially own as a result of entering into the IRA with the Company, Messrs. Fleming and Chastain and Ms. Cue.

(3) On March 23, 2018, Ms. Cue purchased a $100,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share.  Ms. Cue may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 18, 2020, Ms. Cue has the ability to convert the note into 349,795 shares, which have been included in the amounts described above.  In addition, according to a Schedule 13D filed on July 23, 2019, as a result of entering into the IRA, Ms. Cue may be deemed to be a member of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of Ms. Cue and Messrs. Fleming and Chastain (collectively, the “Shareholders”) and Heavenly RX.  According to the Schedule 13D, the Shareholders believe that they and Heavenly RX together as a “group” may be deemed to collectively beneficially own in the aggregate 33,852,879 shares of common stock. The Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by Heavenly RX, and each of the Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by any other Shareholder.

(4) On April 18, 2018, Mr. Chastain purchased a $10,000 convertible subordinated promissory note of the Company, which accrues interest at a rate of 6.0% per annum with a four-year team and a conversion rate of $0.32 per share. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share.  Mr. Chastain may convert all or part of such convertible note into shares of common stock of the Company at any time on or prior to the maturity date of the convertible note. As of March 18, 2020, Mr. Chastain has the ability to convert the note into 34,846 shares, which have been included in the amounts described above.  In addition, according to a Schedule 13D filed on July 23, 2019, as a result of entering into the IRA, Mr. Chastain may be deemed to be a member of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the Shareholders and Heavenly RX.  According to the Schedule 13D, the Shareholders believe that they and Heavenly RX together as a “group” may be deemed to collectively beneficially own in the aggregate 33,852,879 shares of common stock. The Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by Heavenly RX, and each of the Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by any other Shareholder.

(5) According to a Schedule 13D filed on July 23, 2019, as a result of entering into the IRA, Mr. Fleming may be deemed to be a member of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the Shareholders and Heavenly RX.  According to the Schedule 13D, the Shareholders believe that they and Heavenly RX together as a “group” may be deemed to collectively beneficially own in the aggregate 33,852,879 shares of common stock. The Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by Heavenly RX, and each of the Shareholders expressly disclaim beneficial ownership of any securities beneficially owned or acquired by any other Shareholder.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file. SEC regulations also require the Company to identify in this Proxy Statement any Reporting Person who failed to file any such report on a timely basis.

Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons we believe that all Reporting Persons filed all required Section 16(a) reports on a timely basis for fiscal year , except as follows: each of Messrs. Norman and Sirkin filed a late report related to the issuance of restricted stock units upon joining the Board of Directors.

Code of Ethics and Code of Conduct

We have a Code of Ethics that applies to our CEO and other senior financial officers, as well as a Code of Conduct applicable to all directors, officers and employees. A copy of each is posted on our website at www.jonessoda.com under the Investor Relations tab, under “Corporate Governance” and under the headings “Code of Ethics” and “Code of Conduct,”

respectively. If we waive any material provision of our Code of Conduct or Code of Ethics for our CEO or senior financial officers or substantively change the codes, we will disclose that fact on our website within four business days.

EXECUTIVE OFFICERS

Our executive officers as of March 18, 2020 were as follows:

Name	Age	Position
Jennifer L. Cue.............................................................	56	President, Chief Executive Officer, and Acting Principal Financial Officer
Eric Chastain...............................................................	49	Chief Operating Officer and Corporate Secretary

Ms. Cue’s biography is set forth above under Proposal 1, Election of Directors.

Mr. Chastain was appointed as our Chief Operating Officer effective June 2014. He has been with the Company for nearly 19 years, and previously served as Vice President of Operations of the Company from May 2002 to June 2014. As Chief Operating Officer, Mr. Chastain is responsible for directing the operational aspects of our contract manufacturing, as well as purchasing, logistics, and product development. Additionally, Mr. Chastain leads the international business development for the Company. Prior to joining the Company, Mr. Chastain had several years of beverage manufacturing experience as Director of Operations. Mr. Chastain attended Washington State University and Central Washington University where he earned a Bachelor of Arts degree in Business Administration.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2019 and 2018, all compensation awarded or paid by the Company to, or earned by, the following persons (the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total
Jennifer L. Cue	2019	$112,475	$—	$7,800	$120,275
President and Chief Executive Officer	2018	96,000	20,347	7,800	103,800
Eric Chastain	2019	116,134	—	1,800	117,934
Chief Operating Officer and Corporate Secretary	2018	114,923	9,555	—	105,000

____________

(1)

Represents the aggregate grant date fair value for awards granted, as applicable, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). See our 2019 Annual Report regarding the assumptions underlying the valuation of equity awards.

(2)	“All Other Compensation” for 2019 and 2018 consisted of a $6,000 car allowance and a $1,800 cell phone allowance.

Narrative Disclosure to Summary Compensation Table

The following describes the material factors necessary to understand the compensation disclosed in the Summary Compensation Table.

Jennifer L. Cue. Ms. Cue serves as our President and CEO pursuant to an employment agreement that was effective June 2012. Pursuant to the employment agreement, Ms. Cue currently receives an annual base salary of $165,000 (effective as of November 1, 2019), and based on the achievement of performance metrics that may be established by the Compensation Committee of our Board of Directors, she may be eligible for performance-based cash bonuses. No performance-based cash bonus was paid to Ms. Cue for 2019 or 2018. In connection with her performance, in March 2018, the Company awarded to Ms. Cue a stock option to purchase 100,000 shares of common stock, which option is subject to the terms and conditions of the Company’s 2011 Incentive Plan, has an exercise price equal to $0.35 per share and vested as follows: 12,500 shares became exercisable each quarter over the following two years, in each case subject to Ms. Cue’s continued employment with the Company. During 2019 and 2018, Ms. Cue was paid a $500 per month car allowance and a $150 per month cell phone allowance.

Per Ms. Cue’s employment agreement, if the Company or its successor terminates Ms. Cue’s employment without Cause (as defined below) in connection with a Change of Control (as defined in the Company’s 2011 Incentive Plan), Ms. Cue will receive a lump sum severance payment, payable within two and one-half (2-1/2) months following her termination date, in an amount equal to six months of Ms. Cue’s then-current annual base salary.  Cause is defined as: conviction of any felony or of a misdemeanor; breach of the Company’s Code of Ethics or Insider Trading Policy or the Company’s Regulation FD policy; theft or embezzlement from the Company; or attempt to obstruct or failure to cooperate with any investigation authorized by the Company or any governmental or self-regulatory entity.

Eric Chastain. Mr. Chastain has served as our Chief Operating Officer since June 2014 and as Corporate Secretary since December 2015. Mr. Chastain previously served as Vice President of Operations from 2002 until June 2014 when he was promoted to Chief Operating Officer. Effective as of January 23, 2020, Mr. Chastain currently receives an annual base salary of $130,000. In addition, Mr. Chastain may be eligible to receive an annual performance-based cash bonus based on the Company achieving certain net income targets, all subject to approval by the Compensation Committee. No performance-based cash bonus was paid to Mr. Chastain for 2019 or 2018. In connection with his performance, in March 2018, the Company awarded to Mr. Chastain a stock option to purchase 50,000 shares of common stock, which option is subject to the terms and conditions of the Company’s 2011 Incentive Plan, has an exercise price equal to $0.35 per share and vests as follows:  25,000 shares would become exercisable upon the Company’s achievement of certain quantitative performance targets, and 25,000 shares would become exercisable as follows: (i) 25% of such shares upon the first anniversary of the vesting commencement date and (ii) an additional 1/48th of such shares at the conclusion of each additional one-month period thereafter until December 8, 2020, in each case subject to Mr. Chastain’s continued employment with the Company. The Company performance targets were met, and 25,000 of such options vested in 2018. During 2019, Mr. Chastain was paid a $150 per month cell phone allowance.

Outstanding Equity Awards at Fiscal Year-End 2019 Table

The following table presents information about outstanding equity awards held by each of the Named Executive Officers as of December 31, 2019.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jennifer L. Cue	3/6/2018	100,000	—	$0.35	3/6/2028
	12/21/2015	250,000	—	0.41	12/21/2025
	12/13/2011	10,000	—	0.49	12/13/2021
	9/12/2011	10,000	—	0.83	9/12/2021
Eric Chastain	3/6/2018	25,000	—	0.35	3/6/2028
	3/6/2018	10,937	14,063	0.35	3/6/2028
	12/8/2016	50,000	—	0.49	12/8/2026
	12/8/2016	37,500	12,500	0.49	12/8/2026
	11/18/2015	50,000	—	0.41	11/18/2025
	12/12/2013	50,000	—	0.47	12/12/2023
	1/24/2013	100,000	—	0.27	1/24/2023
	12/6/2012	15,000	—	0.31	12/6/2022
	4/12/2010	10,000	—	0.81	4/12/2020

__________________

(1)

Ms. Cue's stock options vest as follows (in each case, subject to Ms. Cue’s continued employment with the Company):

•2018 stock option grants in March 2018 vest evenly over the next 8 quarters, with 12,500 vesting each quarter;

• 2015 December stock option grant was fully vested upon grant; and

• 2011 stock option grants vested in full on the one-year anniversary from the respective date of grant

(2)

Mr. Chastain's stock options vest as follows (in each case, subject to Mr. Chastain’s continued employment with the Company):

•2018 stock option grants in March 2018, 50% vest over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter; and 50% cliff vested in March 2019 after certain performance metrics were met;

•2016 stock option grant in December 2016 cliff vested in 2017 as certain quantitative Company performance metrics were met;

•2016 stock option grant in December 2016 vests over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

•2015 stock option grant in November 2015 vests over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

• 2013 stock option grant in December 2013 vests over a period of 48 months, with 25% vesting after one year and an additional 1/48th vesting each one-month period of continuous service completed thereafter;

• 2013 stock option grant in January 2013 vests and becomes exercisable at a rate of 1/24 each month and will become fully exercisable on the two-year anniversary of the date of grant subject his continuous service;

• 2012 stock option vested in full on the one-year anniversary of the date of grant; and
• 2008, 2009 and 2010 stock options vested over a period of 42 months, with 14.29% vesting on each six-month anniversary of the grant date.

Additional Narrative Disclosure

As described above under “Narrative Disclosure to Summary Compensation Table,” our employment agreement with Ms. Cue, our CEO provides for certain benefits in the event of termination or change of control.

In addition, both our 2002 Equity Plan and our 2011 Incentive Plan provide for accelerated vesting of all unvested awards upon a corporate transaction, irrespective of the scheduled vesting date for these awards, unless the awards are assumed or substituted for by the successor company. For purposes of each plan, a “corporate transaction” means any of the following events:

2002 Equity Plan

•

Consummation of any merger or consolidation in which we are not the continuing or surviving corporation, or pursuant to which shares of our common stock are converted into cash, securities or other property and our shareholders (immediately prior to such merger or consolidation) own less than 50% of the outstanding voting securities of the surviving corporation after the merger or consolidation;

•	Consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of our assets; or
•	Shareholder approval of any plan or proposal for our liquidation or dissolution.

2011 Incentive Plan:

•	Acquisition by a third party of beneficial ownership of 50% or more of the outstanding common stock or voting power of the Company, subject to certain exceptions;
•

A change in the composition of the Board of Directors during any 24-month period such that the individuals who, as of the beginning of such 24-month period, constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board of Directors, subject to certain exceptions;

•	Consummation of a merger or consolidation of the Company with or into any other company;
•

Consummation of a statutory share exchange pursuant to which our outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of our outstanding voting securities; or

•	Consummation of a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of our assets.

Compensation Practices

We have evaluated the risks arising from our compensation policies and practices for our employees and concluded that such risks are not reasonably likely to have a material adverse effect on the Company. In this regard, the following factors, among others, were considered:

•	Compensation is in line with the Company’s business plan and discourages inappropriate risk-taking for short-term gains;
•

Long-term incentive compensation is primarily in the form of stock options that generally vest over multiple year periods, thereby aligning the interests of management and other key employees with the long-term interests of our shareholders;

•	Annual cash bonuses are discretionary and are not governed by a fixed formula; and
•	Sales commissions are not an element of our compensation practices for our Named Executive Officers or other senior management.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Compensation Committee and the Board of Directors consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the Board of Directors.

In addition to cash and stock-based compensation, non-employee directors are reimbursed for their out-of-pocket expenses, in accordance with our reimbursement policies, incurred in attending meetings of the Board of Directors and committee meetings and conferences with our management. We also maintain liability insurance for all of our directors and executive officers: Ms. Cue, our sole director who is also an employee, receives no compensation for her service as a  director.

2019 Cash Compensation

We pay cash compensation to our non-employee directors for their service on the Board of Directors and Board committees. Under our standard director compensation structure for 2019, each non-employee director received the following cash compensation for his or her service in 2019:

Non-employee ("NE") Director Annual Retainer	$5,500
NE Director Board Meeting Attendance Fee (telephonic)	1,000 (500)
NE Director Committee Meeting Attendance Fee - live or telephonic	500
Chair of Board of Directors Annual Retainer	2,500
Chair of Audit Committee Annual Retainer	1,000
Chair of Compensation and Governance Committee Annual Retainer	750
Chair of Nominating Committee Annual Retainer	750

Non-employee directors can elect to receive payment of all or any portion of their cash compensation in the form of shares of our fully vested common stock in lieu of cash. Our Compensation Committee has approved this practice since June 2010. No directors elected to receive shares in lieu of payment of all or any portion of their cash compensation during 2019.

2019 Equity Compensation

Effective as of January 1, 2018, equity compensation for non-employee director service consisted of an annual restricted stock unit award that vested over one year (subject to the director’s continuing service as of such anniversary date), with the number of shares underlying such award determined by dividing $15,000 by the closing stock price (as quoted on the OTCQB marketplace) on the date of grant (which was the first business day in January in each calendar year); when joining our Board of Directors, each new non-employee director received an initial restricted stock unit award that vested over one year (subject to the director’s continuing service as of such anniversary date), with the number of shares underlying such award determined by dividing $15,000 by the closing stock price on the date of grant (which was the first trading day following the date on which such director was appointed), prorated based on the date on which such director was appointed.

Equity compensation for non-employee director service beginning January 1, 2020 consists of the grant of an annual non-qualified stock option award that vests on the first anniversary of the date of grant (subject to the director’s continuing service as of such anniversary date),  with the number of shares underlying such award  determined by dividing $25,000 by the closing stock price (as quoted on the OTCQB marketplace) on the date of grant (which shall be the first trading day in January in each calendar year), and such stock option award shall have an exercise price equal to our closing stock price (as quoted on the OTCQB marketplace) on the date of grant. When joining our Board of Directors, each new non-employee director shall be granted a non-qualified stock option award that vests on the first anniversary of the date of grant (subject to the director’s continuing service as of such anniversary date), with the number of shares underlying such award determined by dividing $25,000 by our closing stock price on the first trading day following the date on which such director is appointed), prorated based on the date on which such director is appointed,  and which stock option shall be granted as of the first trading day following the date on which such director was appointed, and shall have an exercise price equal to our closing stock price (as quoted on the OTCQB marketplace) on the date of grant.

2019 Director Compensation Table

The following table presents information about compensation earned by non-employee directors during 2019:

Name	Fees Earned ($)	RSU Awards ($)(1)	Total ($)
Jeff Anderson	$15,170	$15,000	$30,170
Michael Fleming	17,451	15,000	32,451
Paul Norman	5,410	10,000	15,410
Clive Sirkin	5,410	10,000	15,410
Chris Beach (2)	6,625	15,000	21,625
Richard Cautero (3)	3,250	15,000	18,250
Ray Silcock (4)	10,496	15,000	25,496
Vanessa Walker (5)	8,063	15,000	23,063

____________

(1)

Represents the aggregate grant date fair value for awards granted in 2019 in accordance with ASC Topic 718. See our 2019 Annual Report regarding the assumptions underlying the valuation of equity awards. As of December 31, 2019, each non-employee director had the following number of options outstanding: Mr. Anderson, 39,583; Mr. Fleming, 340,000; Mr. Norman, 0; and Mr. Sirkin, 0. As of December 31, 2019, each non-employee director had the following number of unvested restricted stock units outstanding: Mr. Anderson, 59,760; Mr. Fleming, 59,760; Mr. Norman, 15,152; and Mr. Sirkin, 15,152.

(2)	Resigned from the Board of Directors effective June 14, 2019.
(3)	Resigned from the Board of Directors effective May 9, 2019.
(4)	Resigned from the Board of Directors effective August 12, 2019.
(5)	Resigned from the Board of Directors effective August 5, 2019.

Stock Ownership Guidelines

In August 2007, the Board of Directors implemented stock ownership guidelines for its non-employee directors to further align their interests with those of shareholders. For non-employee directors, stock ownership guidelines are set at a value equal to three times their annual cash retainer and other Board fees paid to such director over the prior twelve months. Under these guidelines, new non-employee directors are encouraged to increase their ownership of our common stock to meet these ownership requirements within three years of becoming a director, and the required ownership level for existing directors is re-calculated as of June 30 of every third year. Shares that count toward these ownership guidelines include:

•	shares of common stock purchased on the open market;
•	common stock obtained and held through stock option exercises; and
•	vested restricted stock and in-the-money vested stock options.

Unvested restricted stock, unvested stock options and vested out of the money stock options do not count toward the ownership guidelines.

For so long as a director continues to serve on the Board of Directors, he or she may sell no more than 33% of his or her vested stock holdings in any one quarter. However, directors may sell enough shares to cover their income tax liability on vested grants. The Board of Directors may approve exceptions to these guidelines on a case-by-case basis.

As of the date of this Proxy Statement, all non-employee directors that have served on the Board of Directors for three years or more have met the ownership level under the stock ownership guidelines based on the ownership level established as of June 30, 2019.

TRANSACTIONS WITH RELATED PERSONS

From March 23, 2018 through April 18, 2018 the Company offered subscriptions and issued an aggregate principal amount of $2,920,000 of convertible notes (the “Convertible Notes”) to institutional and individual accredited investors. As of March 18, 2020, there was $1,649,398 in principal and accrued interest outstanding under the Convertible Notes.  Our Named Executive Officers, Jennifer L. Cue and Eric Chastain, together with our then Chief Financial Officer and a director who has since resigned, were among the group of accredited investors who participated in the offering. Ms. Cue, the Company’s CEO, purchased a Convertible Note in the principal amount of $100,000 and Mr. Chastain, the Company’s Chief Operating Officer, purchased a Convertible Note in the principal amount of $10,000.  Max Schroedl, the Company’s then Chief Financial Officer, purchased a Convertible Note in the principal amount of $5,000, and Mr. Beach, a director who has since resigned, purchased a Convertible Note in the principal amount of $500,000 through a family investment company, Hawksbill Holdings, LLLP. All of these transactions were consummated pursuant to the terms of the Note Purchase Agreement and Registration Rights Agreement (collectively, the “Transaction Documents”).  As of March 18, 2020, there was an aggregate of $123,085 in principal and accrued interest outstanding under the Convertible Notes held by Ms. Cue and Mr. Chastain.

Each Convertible Note has a four-year term from the subscription date and bears interest at a rate of 6.0% per annum until maturity. The holders can convert all or part of each Convertible Note on or prior to the maturity date into a number of shares of the Company’s common stock, equal to the quotient obtained by dividing (i) the amount of the unpaid principal and interest on the Convertible Note by (ii) $0.32. The conversion price is subject to anti-dilution adjustment on a broad-based, weighted average basis if we issue shares or equity-linked instruments at a conversion price below $0.32 per share.

Pursuant to the terms of the Registration Rights Agreement, the Company was required to file a registration statement that covers the shares of common stock issuable upon conversion of the Convertible Notes within 30 days from the final closing of the sale of the Convertible Notes and not later than 60 days from the initial closing. The Company filed the registration statement covering these shares of common stock and such registration statement was declared effective in July 2018.  In addition, pursuant to the terms of the Note Purchase Agreement, the Company is required to nominate for election to the Board of Directors two directors designated by MHP, one of the purchasers of a Convertible Note.  Currently, MHP has not designated any directors to be elected to the Board of Directors.

The Board of Directors and the Audit Committee reviewed the terms of the Transaction Documents in accordance with the policies described below, and ratified and approved (a) the transactions contemplated under the terms of the Transaction Documents and (b) the purchase of such Convertible Notes by Ms. Cue and Messrs. Beach, Chastain and Schroedl.

In addition, in January 2019 the Company engaged Millennial Brands Consulting Inc. (“Millennial Brands”) to provide certain marketing research and analysis pursuant to a marketing services agreement dated as of January 29, 2019 (the “Services Agreement”) at a fixed fee of $25,000.  In March 2019, the Company approved an extension of the Services Agreement for an additional three to six months at a fee of $8,500 per month.  Vanessa Walker, one of the Company’s directors who has since resigned, had a controlling interest in Millennial Brands. The Board of Directors and the Audit Committee reviewed the terms of the Services Agreement in accordance with the policies described below, and ratified and approved the transactions contemplated under the terms of the Services Agreement.

On July 11, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Heavenly Rx pursuant to which the Company sold to Heavenly Rx in a private placement (the “Financing”): (a) 15,000,000 shares of the Company’s common stock and (b) a warrant to purchase up to an additional 15,000,000 shares of common stock (the “Warrant”).  The aggregate purchase price for the shares and the warrant was $9,000,000 in cash, which was paid to the Company at the closing of the purchase and sale on July 11, 2019.

The warrant is immediately exercisable, has a term of one-year following the closing of the Financing, and provides Heavenly RX with the right to purchase up to 15,000,000 shares of common stock (“Warrant Shares”) at an exercise price of $0.78 per share, subject to adjustment in the event of certain stock splits, stock dividends or distributions, reorganizations, reclassifications or other similar events, and also provides for automatic exercise upon the occurrence of certain events described therein.

In connection with the Purchase Agreement, the Company, Heavenly RX, and each of our Named Executive Officers, Ms. Cue and Mr. Chastain, and Mr. Fleming, our Chairman of the Board (collectively, the “Shareholders”) entered into the IRA.  Pursuant to the IRA, the Company and the Shareholders agreed to cause the Board of Directors to be set at seven (7) directors; Heavenly RX has the right to designate two members of the Board of Directors as the Investor Designees,  (the “Investor Designees”); and the Shareholders have agreed to vote their shares of common stock in favor of the election of the Investor Designees.  For so long as any Investor Designees serve on the Board of Directors, the Company must obtain the approval of the Board of Directors, including all of the Investor Designees, before taking certain actions, such as amending the Company’s charter documents, offering to sell any new securities, creating any debt security, approving a change of control, changing the strategy or principal lines of business of the Company, liquidating or dissolving the Company or agreeing to make expenditures in excess of $1,000,000.  Heavenly RX also has the right to appoint a nonvoting observer to attend all meetings of the Board of Directors. In addition, in the event that the Company proposes to offer any new securities (subject to certain standard exceptions), Heavenly RX has a right of first offer to purchase such securities. Under the IRA, Heavenly RX and the Shareholders have agreed for a period of one year following the closing of the Financing that they will not sell or otherwise transfer any shares of common stock or other securities of the Company, subject to certain standard exceptions.  In addition, pursuant to the IRA, the Company has granted to Heavenly RX certain demand registration rights (after the expiration of the lock-up described in the preceding sentence) and piggyback registration rights with respect to the shares acquired in the Financing and the Warrant Shares.  The Company has also agreed to maintain director and officer insurance so long as any Investor Designee serves on the Board of Directors.

In addition, in connection with the transactions contemplated by the Purchase Agreement, the Company and each of SOL Global Investments Corp., an Ontario corporation, of which Heavenly RX is a portfolio company (“SOL”), and Heavenly RX entered into Standstill Agreements pursuant to which SOL and Heavenly RX, on behalf of themselves and each of their respective affiliates, agreed to not acquire, on the open market or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except for the purchase of the shares and the Warrant pursuant to the Purchase Agreement, the purchase of the Warrant Shares pursuant to the exercise of the Warrant, or as provided below.  SOL and Heavenly RX also agreed, on behalf of themselves and each of their respective affiliates, to not make any proposal or offer to acquire the Company through any business combination, merger, tender offer, exchange offer, or similar transaction, acquire any of the Company’s securities or seek representation on the Board of Directors (other than the Investor Designees). Notwithstanding the foregoing, Heavenly RX shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of common stock equal to 50% of the Warrant Shares that have been purchased upon exercise of the Warrant as of such time, and to exercise all of its rights, including its right of first offer, pursuant to the IRA, in full and without restriction; and SOL shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of common stock such that SOL’s aggregate ownership of common stock equals (but does not exceed) 9.99% of the Company’s outstanding common stock as of such time (on an outstanding basis and not on a fully diluted basis).  The restrictions set forth in the Standstill Agreements shall terminate and be of no further force or effect on the earlier to occur of (i) July 11, 2021 and (ii) the date on which the Warrant is exercised in full.

On March 20, 2020, the Company entered into a Partner Agreement (the “Partner Agreement”) with Torque Esports (“Torque”) pursuant to which the Company agreed to pay up to $80,000 to Torque in exchange for certain promotional and marketing rights.  SOL, which currently holds approximately 38% of the outstanding stock of Heavenly RX, also holds 9.9% of the outstanding stock of Torque.

The Board of Directors and the Audit Committee reviewed the terms of the Partner Agreement in accordance with the policies described below, and ratified and approved the transactions contemplated under the terms of the Partner Agreement.

Except as described above, there were no transactions since January 1, 2018, nor are there any proposed transactions as of the date of this Proxy Statement, as to which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person has or will have a direct or indirect material interest other than the equity and other compensation, termination and other arrangements which are described above under the headings “Director Compensation” and “Executive Officer Compensation.”

The Board of Directors, upon the recommendation of the Audit Committee, has adopted a written policy for the review and approval or ratification of related person transactions. Under the policy, our directors and executive officers are expected to disclose to our principal financial officer (or, if the transaction involves the principal financial officer, to the CEO) (either, as applicable, the “Designated Officer”) the material facts of any transaction that could be considered a related person transaction promptly upon gaining knowledge of the transaction. For purposes of our policy, a related person transaction is generally defined as any transaction involving a related person as defined under Item 404(a) of Regulation S-K, the SEC's related person transaction disclosure rule, without regard to a dollar threshold for such transaction.

If the Designated Officer determines that the transaction is a related person transaction under our policy, the Designated Officer will notify the Chair of the Audit Committee and submit the transaction to the Audit Committee, which will review and determine whether to approve or ratify the transaction.

When determining whether to approve or ratify a related person transaction, the Audit Committee will review relevant facts regarding the related person transaction, including:

•	the extent of the related person's interest in the transaction;
•	whether the terms are comparable to those generally available in arm's-length transactions; and
•	whether the related person transaction is consistent with the best interests of the Company.

The related person involved in the related person transaction may participate in the approval/ratification process only to provide additional information as needed for the Audit Committee's review. If any related person transaction is not approved or ratified by the Audit Committee, the Audit Committee may take such action in respect of the transaction as it may deem necessary or desirable in the best interests of the Company and its shareholders. If any related person transaction is ongoing or is part of a series of transactions, the Audit Committee may establish guidelines as necessary to appropriately review the ongoing related person transaction. After initial approval/ratification of the transaction, the Audit Committee will review the related person transaction on a regular basis (at least annually).

The Audit Committee is authorized to administer our related person transactions policy, and may amend, modify and interpret the policy as it deems necessary or desirable. Any material amendments or modifications to the policy will be reported to the full Board of Directors at its next regularly scheduled meeting. In addition, the Audit Committee will conduct an annual review and assessment of the policy.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent registered public accounting firm (our “independent accountants”), BDO USA, LLP (“BDO”), was engaged as of December 20, 2019 and is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing their report. As described below, on November 1, 2019, Peterson Sullivan, LLP (“Peterson Sullivan”), our prior independent accountants, was acquired by BDO, and on December 20, 2019, through and with the approval of the Audit Committee, we appointed BDO as our independent accountants.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2019 with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants the independent accountants' independence.

Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Jeffrey Anderson, Chair

Michael Fleming

Clive Sirkin

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by our independent accountants for 2019 was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s charter requires that the Audit Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent accountants. In addition, the charter requires the Audit Committee to pre-approve all additional non-audit matters, if any, to be provided by the independent accountants.

Audit and Audit-Related Fees

The following table sets forth the aggregate fees billed by our current independent accountants, BDO, for professional services rendered in the fiscal year ended December 31, 2019. BDO did not provide any services in 2018.

2019
Audit Fees (1)	$82,325
Audit-Related Fees (2)	—
Tax fees (3)	27,000
All Other Fees (4)	—

The following table sets forth the aggregate fees billed by our previous independent accountants, Peterson Sullivan, for professional services rendered in the fiscal years ended December 31, 2019 and 2018.

_______

	2019	2018
Audit Fees (1)	$57,300	$109,000
Audit-Related Fees (2)	—	—
Tax fees (3)	—	23,000
All Other Fees (4)	—	—

_____

(1)

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings, including without limitation, our Registration Statement on Form S-1 (previously on Form S-3).

(2)	“Audit-Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” generally represents fees for products and services provided to the Company that are not otherwise reported in the table.

All the above services were pre-approved by the Audit Committee.

Changes in our Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

As previously reported on a Current Report on Form 8-K filed by the Company on December 23, 2019 (the “Form 8-K), on November 1, 2019, the partners and professional staff of Peterson Sullivan, which had been engaged as our independent accountants, joined BDO.  As a result of this transaction, Peterson Sullivan resigned as the Company's independent accountants on December 20, 2019. On December 20, 2019, following the resignation of Peterson Sullivan, the Company, through and with the approval of the Audit Committee, appointed BDO as our independent accountants.

Peterson Sullivan’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and 2017, contained an explanatory paragraph that raises substantial doubt about the Company’s ability to continue as a going concern. Other than the going concern matter, the reports of Peterson Sullivan on the financial statements of the Company for the fiscal years ended December 31, 2018 and 2017, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2018 and 2017, and through December 20, 2019, there were no disagreements between the Company and Peterson Sullivan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Peterson Sullivan, would have caused Peterson Sullivan to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s past fiscal years ended December 31, 2018 and 2017, and the interim period through December 20, 2019, Peterson Sullivan did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Peterson Sullivan and BDO with a copy of the above disclosure in this Proxy Statement in accordance with Item 304(a) of Regulation S-K prior to its filing with the SEC.   Neither Peterson Sullivan nor BDO presented the Company with a statement that it believes the statements are incorrect or incomplete.  In addition, the Company previously provided Peterson Sullivan with a copy of the disclosure in the Form 8-K and requested that it furnish the Company with a letter addressed to the SEC stating whether Peterson Sullivan agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Peterson Sullivan was filed as Exhibit 16.1 to the Form 8-K.

Engagement of Independent Registered Public Accounting Firm

As noted above, on December 20, 2019, through and with the approval of its Audit Committee, the Company appointed BDO as our independent accountants.  During the Company’s two most recently completed fiscal years through the date of BDO’s engagement by the Company, neither the Company nor anyone on behalf of the Company consulted with BDO regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO as our independent registered public accounting firm for the 2020 fiscal year and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of BDO are expected to be present (virtually) at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of BDO as our independent registered public accounting firm is not required. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain BDO, and may continue to retain BDO or choose to retain another firm without resubmitting the matter to the shareholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our shareholders.

The Board of Directors Recommends a Vote “FOR” Proposal 2

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

We are asking shareholders to approve a non-binding advisory resolution (commonly referred to as a “say-on-pay” resolution) on our executive compensation as reported in this Proxy Statement.  This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.  Ms. Cue, as a Named Executive Officer, has an interest in this proposal and did not participate in the deliberations regarding her compensation or the matters relating to this proposal.

We urge shareholders to read the Executive Compensation section above, including the Summary Compensation Table and the other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

We believe that our executive compensation program provides balanced compensation elements, with goals of motivating and rewarding the efforts of our Named Executive Officers, while carefully managing our cash assets and compensation expense, and also aligning the long-term interests of the Named Executive Officers with the long-term interests of our shareholders.

For these reasons, the Board of Directors recommends a vote in favor of the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Jones Soda Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s Annual Meeting.

This advisory “say-on-pay” resolution is not binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee value the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Unless the Board of Directors modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2021 Annual Meeting of Shareholders.

The Board of Directors Recommends a Vote “FOR” Proposal 3

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Shareholder Proposals

We currently intend to hold the 2021 Annual Meeting of Shareholders in May 2021. Eligible shareholders who wish to present proposals for action at the 2021 Annual Meeting of Shareholders in accordance with the SEC Rule 14a-8 for inclusion in our Proxy Statement must submit their proposals in writing to our Corporate Secretary, at 66 S. Hanford St., Suite 150, Seattle, WA 98134 no later than the close of business on December 5, 2020. As described in the rules of the SEC, simply submitting a proposal does not guarantee that it will be included.

In addition, as set forth in our Amended and Restated Bylaws, any shareholder who intends to present a proposal at the 2021 Annual Meeting (other than a director nomination) must deliver notice to the Secretary of the Company no later than 90 days and no earlier than 120 days before the first anniversary of the date of the prior year's annual meeting. This means that for the 2021 Annual Meeting, we must receive notice no earlier than January 14, 2021 and no later than February 13, 2021, or such proposal will be considered untimely. Section 2.6.2 of the Amended and Restated Bylaws also requires the shareholder to provide additional specified information regarding the business that the shareholder proposes to bring before the meeting.

In addition, shareholders who intend to nominate persons for election to the Board of Directors at the 2021 Annual Meeting of Shareholders must provide advance written notice of such nomination in the manner required by our Amended and Restated Bylaws. Written notice of nominations, complying with Section 2.6.1 of the Amended and Restated Bylaws, must be delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the Company not less than 14 days nor more than 50 days prior to the date of the 2021 Annual Meeting of Shareholders; provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed above, to the Secretary of the company not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive, at no charge, at any time a separate copy of our annual report or proxy statement, by sending a written request to Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134, Attention: Investor Relations or calling us at 206-624-3357.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Jones Soda Co., 66 S. Hanford St., Suite 150, Seattle, WA 98134, Attention: Investor Relations or calling us at 206-624-3357.

INTERNET VOTING

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow the shareholder to vote their shares and to confirm that their instructions have been properly recorded.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors,

Jennifer L. Cue
President and Chief Executive Officer

March 30, 2020

JONES SODA CO.®

JONES SODA CO.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 13, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JSDA2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 13, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D01669-P37482

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

JONES SODA CO.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey D. Anderson
02) Jennifer L. Cue
03) Michael M. Fleming
04) Clive Sirkin
05) Paul Norman

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. A non-binding advisory resolution on our executive compensation as represented in the proxy statement ("say-on-pay").	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date